UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023 (May 23, 2023)

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On May 23, 2023, Delta Air Lines, Inc. (“Delta”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission announcing the appointment of Michael Spanos as the company’s Chief Operating Officer, effective June 12, 2023. The Form 8-K is hereby amended as follows to report the compensation arrangements with Mr. Spanos in connection with his appointment, which were approved by the Personnel & Compensation Committee of Delta’s Board of Directors on June 14, 2023:

Mr. Spanos’ initial annual base salary will be $650,000. In addition, Mr. Spanos will receive a cash signing bonus in the amount of $250,000 and an initial equity award of shares of Delta’s common stock equaling $2,000,000 divided by the closing stock price on the date of grant. The initial equity award of shares will vest in three equal installments on the anniversary of Mr. Spanos’ date of employment. Mr. Spanos’ target award under the Delta Management Incentive Plan for 2023 will be 175% of his annual base salary, prorated for actual service for the year, and his target award opportunity under the Delta Long-Term Incentive Program for 2023 is expected to be $5,500,000. Mr. Spanos will also participate in Delta’s broad-based employee retirement, health and welfare plans, as well as receive benefits available to senior executives, including flight benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: June 15, 2023	Peter W. Carter Executive Vice President – External Affairs

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